Exhibit 99.1

News Release
www.dcppartners.com

	Investor Relations Contact:	Andrea Attel
May 4, 2016	Phone:	303-605-1741
	Cell:	720-235-6433

DCP MIDSTREAM PARTNERS REPORTS FIRST QUARTER 2016 RESULTS
DENVER, May 4, 2016 (GLOBE NEWSWIRE) - DCP Midstream Partners, LP (NYSE: DPM), or the Partnership, today reported financial results for the three months ended March 31, 2016.
FIRST QUARTER 2016 SUMMARY RESULTS

	Three Months Ended
	March 31,
	2016	2015
	(Unaudited)
	(Millions, except per unit amounts)

Net income attributable to partners	$72	$69
Net income per limited partner unit - basic and diluted	$0.36	$0.33
Adjusted EBITDA(1)	$173	$162
Adjusted net income attributable to partners(1)	$117	$112
Adjusted net income per limited partner unit(1) - basic and diluted	$0.75	$0.71
Distributable cash flow(1)	$165	$140

(1)
Denotes a financial measure not presented in accordance with U.S. generally accepted accounting principles, or GAAP. Each such non-GAAP financial measure is defined below under “Non-GAAP Financial Information”, and each is reconciled to its most directly comparable GAAP financial measures under “Reconciliation of Non-GAAP Financial Measures” below.

RECENT HIGHLIGHTS

•
Distributable cash flow was $165 million in the first quarter of 2016, up 18 percent from the first quarter of 2015, resulting in a distribution coverage ratio of 1.36 times in the first quarter of 2016.

•	Adjusted EBITDA was $173 million in the first quarter of 2016, up 7 percent from $162 million in the first quarter of 2015.

•	In January 2016, the Partnership placed into service its Grand Parkway project, a fee-based low pressure gathering system in the DJ basin.
"Our results demonstrate the strength our diversified asset portfolio provides in the current commodity and drilling environment. We seized the reigns early in the first quarter building a strong coverage buffer and are pleased at the overall volume uplift both quarter over quarter and sequentially, " said Wouter van Kempen, chairman, CEO and president of the Partnership, and of DCP Midstream, the owner of the Partnership's general partner. “We continue to deliver on our promises and execute on our DCP 2020 strategy to reset the company to be sustainable in any environment."

DISTRIBUTION AND DISTRIBUTABLE CASH FLOW
On April 26, 2016, the Partnership announced a quarterly distribution of $0.78 per limited partner unit. This distribution remains unchanged from the previous quarter and the first quarter of 2015.
The Partnership's distributable cash flow of $165 million for the three months ended March 31, 2016, provided a 1.36 times distribution coverage ratio adjusted for the timing of actual distributions paid during the quarter. The distribution coverage ratio adjusted for the timing of actual distributions paid during the last four quarters was approximately 1.24 times.
OPERATING RESULTS BY BUSINESS SEGMENT
Natural Gas Services
Adjusted segment EBITDA increased to $131 million for the three months ended March 31, 2016, from $121 million for the three months ended March 31, 2015, reflecting growth and ramp up of the Lucerne 2 plant in our DJ Basin system which commenced operations in June 2015 and the Keathley Canyon project at Discovery which commenced operations in February 2015 and commodity hedges which reduced the effects of lower commodity prices, partially offset by lower volumes at our Eagle Ford and East Texas systems.
NGL Logistics
Adjusted segment EBITDA increased to $50 million for the three months ended March 31, 2016, from $39 million for the three months ended March 31, 2015, reflecting higher pipeline throughput volumes on Sand Hills and Southern Hills due to growth and increased NGL production from new plants placed into service in 2015; higher fees from new connections on certain of our NGL pipelines and higher fractionated volumes at both of our Mont Belvieu fractionators.
Wholesale Propane Logistics
Adjusted segment EBITDA decreased to $13 million for the three months ended March 31, 2016, from $23 million for the three months ended March 31, 2015, reflecting lower propane sales volumes from lower demand associated with warmer weather. Results for the three months ended March 31, 2015 were higher, reflecting a $7 million LCM recovery.
Corporate and Other
Interest expense for the three months ended March 31, 2016 increased primarily due to lower capitalized interest related to projects that were placed into service. General and administrative expenses for the three months ended March 31, 2016 remained flat per the annual fee under the Partnership's services agreement.

CAPITALIZATION, LIQUIDITY AND FINANCING
At March 31, 2016, the Partnership had $2,377 million of long-term debt outstanding composed of senior notes and $327 million of borrowings outstanding under its $1,250 million revolving credit facility. Total available revolver capacity was $922 million, all of which was available for working capital and other general partnership purposes. The Partnership's leverage ratio pursuant to its credit facility for the quarter ended March 31, 2016, was approximately 3.2 times. The effective interest rate on the Partnership's overall debt position, as of March 31, 2016, was 3.6 percent. During the first quarter of 2016, the Partnership did not issue any equity to the public.
CAPITAL EXPENDITURES AND INVESTMENTS
During the three months ended March 31, 2016, the partnership had total growth capital expenditures and equity investments totaling approximately $16 million and total maintenance capital expenditures totaling $2 million.
COMMODITY DERIVATIVE ACTIVITY
The objective of the Partnership's commodity risk management program is to protect downside risk in its distributable cash flow. The Partnership utilizes mark-to-market accounting treatment for its commodity derivative instruments. Mark-to-market accounting rules require companies to record currently in earnings the difference between their contracted future derivative settlement prices and the forward prices of the underlying commodities at the end of the accounting period. Revaluing the Partnership's commodity derivative instruments based on futures pricing at the end of the period creates assets or liabilities and associated non-cash gains or losses. Realized gains or losses from cash settlement of the derivative contracts occur monthly as the Partnership's physical commodity sales are realized or when the Partnership rebalances its portfolio. Non-cash gains or losses associated with the mark-to-market accounting treatment of the Partnership's commodity derivative instruments do not affect its distributable cash flow.
Commodity derivative activity and total revenues for the three months ended March 31, 2016 and 2015, included non-cash losses of $45 million and $42 million, respectively. Net hedge cash settlements for the three months ended March 31, 2016 and 2015, were receipts of $54 million and $61 million, respectively.
EARNINGS CALL
DCP Midstream Partners will hold a conference call to discuss first quarter results on Thursday, May 5, 2016, at 9:00 a.m. ET. The dial-in number for the call is (855) 539-0897 in the United States or (412) 455-6035 outside the United States. The conference confirmation number is 88467302. A live audio webcast of the call can be accessed through the Investor section of the DCP Midstream Partners website at www.dcppartners.com. An audio webcast replay and presentation slides and transcript in PDF format will also be available by accessing the Investor/Event Calendar section of the Partnership's website.

NON-GAAP FINANCIAL INFORMATION
This press release and the accompanying financial schedules include the following non-GAAP financial measures: distributable cash flow, adjusted EBITDA, adjusted segment EBITDA, adjusted net income attributable to partners, adjusted net income allocable to limited partners, and adjusted net income per limited partner unit. The accompanying schedules provide reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measures. The Partnership's non-GAAP financial measures should not be considered in isolation or as an alternative to its financial measures presented in accordance with GAAP, including operating revenues, net income or loss attributable to partners, net cash provided by or used in operating activities or any other measure of liquidity or financial performance presented in accordance with GAAP as a measure of operating performance, liquidity or ability to service debt obligations and make cash distributions to unitholders. The non-GAAP financial measures presented by us may not be comparable to similarly titled measures of other companies because they may not calculate their measures in the same manner.
We define distributable cash flow as net cash provided by or used in operating activities, less maintenance capital expenditures, net of reimbursable projects, plus or minus adjustments for non-cash mark-to-market of derivative instruments, proceeds from divestiture of assets, net income attributable to noncontrolling interests net of depreciation and income tax, net changes in operating assets and liabilities, and other adjustments to reconcile net cash provided by or used in operating activities. Historical distributable cash flow is calculated excluding the impact of retrospective adjustments related to any acquisitions presented under the pooling method. Maintenance capital expenditures are cash expenditures made to maintain the Partnership's cash flows, operating capacity or earnings capacity. These expenditures add on to or improve capital assets owned, including certain system integrity, compliance and safety improvements. Maintenance capital expenditures also include certain well connects, and may include the acquisition or construction of new capital assets. Non-cash mark-to-market of derivative instruments is considered to be non-cash for the purpose of computing distributable cash flow because settlement will not occur until future periods, and will be impacted by future changes in commodity prices and interest rates. Distributable cash flow is used as a supplemental liquidity and performance measure by the Partnership's management and by external users of its financial statements, such as investors, commercial banks, research analysts and others, to assess the Partnership's ability to make cash distributions to its unitholders and its general partner.
We define adjusted EBITDA as net income or loss attributable to partners less interest income, noncontrolling interest in depreciation and income tax expense, non-cash commodity derivative gains, plus interest expense, income tax expense, depreciation and amortization expense, non-cash commodity derivative losses, and certain other non-cash charges. The commodity derivative non-cash losses and gains result from the marking to market of certain financial derivatives used by us for risk management purposes that we do not account for under the hedge method of accounting. These non-cash losses or gains may or may not be realized in future periods when the derivative contracts are settled, due to fluctuating commodity prices. We define adjusted segment EBITDA for each segment as segment net income or loss attributable to partners plus or minus adjustments for non-cash mark-to-market of commodity derivative instruments for that segment, plus depreciation and amortization expense, and certain other non-cash charges for that segment, adjusted for any noncontrolling interest portion of depreciation, amortization and income tax expense for that segment. The Partnership's adjusted EBITDA equals the sum of the adjusted segment EBITDA reported for each of its segments, plus general and administrative expense.

Adjusted EBITDA is used as a supplemental liquidity and performance measure and adjusted segment EBITDA is used as a supplemental performance measure by the Partnership's management and by external users of its financial statements, such as investors, commercial banks, research analysts and others to assess:

•	financial performance of the Partnership's assets without regard to financing methods, capital structure or historical cost basis;

•	the Partnership's operating performance and return on capital as compared to those of other companies in the midstream energy industry, without regard to financing methods or capital structure;

•	viability and performance of acquisitions and capital expenditure projects and the overall rates of return on investment opportunities;

•	performance of the Partnership's business excluding non-cash commodity derivative gains or losses; and

•
in the case of Adjusted EBITDA, the ability of the Partnership's assets to generate cash sufficient to pay interest costs, support its indebtedness, make cash distributions to its unitholders and general partner, and finance maintenance capital expenditures.

We define adjusted net income attributable to partners as net income attributable to partners, plus non-cash derivative losses and certain other non-cash charges, less non-cash derivative gains. Adjusted net income per limited partner unit is then calculated from adjusted net income attributable to partners. Non-cash derivative losses and gains result from the marking to market of certain financial derivatives used by the Partnership for risk management purposes that are not accounted for under the hedge method of accounting. Adjusted net income attributable to partners and adjusted net income per limited partner unit are provided to illustrate trends in income excluding these non-cash derivative losses or gains, which may or may not be realized in future periods when derivative contracts are settled, due to fluctuating commodity prices.
ABOUT DCP MIDSTREAM PARTNERS
DCP Midstream Partners, LP (NYSE: DPM) is a midstream master limited partnership engaged in the business of gathering, compressing, treating, processing, transporting, storing and selling natural gas; producing, fractionating, transporting, storing and selling NGLs and recovering and selling condensate; and transporting, storing and selling propane in wholesale markets. DCP Midstream Partners, LP is managed by its general partner, DCP Midstream GP, LP, which in turn is managed by its general partner, DCP Midstream GP, LLC, which is 100 percent owned by DCP Midstream, LLC, a joint venture between Phillips 66 and Spectra Energy Corp. For more information, visit the DCP Midstream Partners, LP website at www.dcppartners.com.
CAUTIONARY STATEMENTS
This press release may contain or incorporate by reference forward-looking statements as defined under the federal securities laws regarding DCP Midstream Partners, LP, including projections, estimates, forecasts, plans and objectives. Although management believes that expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to be correct. In addition, these statements are subject to certain risks, uncertainties and other assumptions that are difficult to predict and may be beyond the Partnership's control. If one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, the Partnership's actual results may vary materially from what management anticipated, estimated, projected or expected.
The key risk factors that may have a direct bearing on the Partnership's results of operations and financial condition are described in detail in the Partnership's annual and quarterly reports most recently filed with the Securities and Exchange Commission and other such matters discussed in the “Risk Factors” section of the Partnership's 2015 Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 25, 2016. Investors are encouraged to closely consider the disclosures and risk factors contained in the Partnership's annual and quarterly reports filed from time to time with the Securities and Exchange Commission. The forward looking statements contained herein speak as of the date of this announcement. The Partnership undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Information contained in this press release is unaudited, and is subject to change.

DCP MIDSTREAM PARTNERS, LP
FINANCIAL RESULTS AND
SUMMARY BALANCE SHEET DATA
(Unaudited)

	Three Months Ended
	March 31,
	2016	2015
	(Millions, except per unit amounts)
Sales of natural gas, propane, NGLs and condensate	$267	$470
Transportation, processing and other	103	79
Gains from commodity derivative activity, net	9	19
Total operating revenues	379	568
Purchases of natural gas, propane and NGLs	(231)	(402)
Operating and maintenance expense	(48)	(47)
Depreciation and amortization expense	(32)	(29)
General and administrative expense	(21)	(21)
Total operating costs and expenses	(332)	(499)
Operating income	47	69
Interest expense	(24)	(22)
Earnings from unconsolidated affiliates	49	23
Income tax expense	—	(1)
Net income attributable to partners	72	69
General partner's interest in net income	(31)	(31)
Net income allocable to limited partners	$41	$38

Net income per limited partner unit — basic and diluted	$0.36	$0.33

Weighted-average limited partner units outstanding — basic and diluted	114.7	114.2

	March 31,	December 31,
	2016	2015
	(Millions)

Cash and cash equivalents	$1	$2
Other current assets	222	304
Property, plant and equipment, net	3,446	3,476
Other long-term assets	1,685	1,695
Total assets	$5,354	$5,477

Current liabilities	$175	$200
Long-term debt	2,377	2,424
Other long-term liabilities	48	48
Partners' equity	2,723	2,772
Noncontrolling interests	31	33
Total liabilities and equity	$5,354	$5,477

DCP MIDSTREAM PARTNERS, LP
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited)

	Three Months Ended
	March 31,
	2016	2015
	(Millions, except per unit amounts)
Reconciliation of Non-GAAP Financial Measures:
Net income attributable to partners	$72	$69
Interest expense	24	22
Depreciation, amortization and income tax expense, net of noncontrolling interests	32	29
Non-cash commodity derivative mark-to-market	45	42
Adjusted EBITDA	173	162
Interest expense	(24)	(22)
Depreciation, amortization and income tax expense, net of noncontrolling interests	(32)	(29)
Other, net	—	1
Adjusted net income attributable to partners	117	112
Maintenance capital expenditures, net of noncontrolling interest portion and reimbursable projects	(2)	(7)
Distributions from unconsolidated affiliates, net of earnings	14	3
Depreciation and amortization, net of noncontrolling interests	32	28
Impact of minimum volume receipt for throughput commitment	3	3
Other, net	1	1
Distributable cash flow	$165	$140

Adjusted net income attributable to partners	$117	$112
Adjusted general partner's interest in net income	(31)	(31)
Adjusted net income allocable to limited partners	$86	$81

Adjusted net income per limited partner unit - basic and diluted	$0.75	$0.71

Net cash provided by operating activities	$188	$188
Interest expense	24	22
Distributions from unconsolidated affiliates, net of earnings	(14)	(3)
Net changes in operating assets and liabilities	(68)	(85)
Net income attributable to noncontrolling interests, net of depreciation and income tax	—	(1)
Non-cash commodity derivative mark-to-market	45	42
Other, net	(2)	(1)
Adjusted EBITDA	$173	$162
Interest expense	(24)	(22)
Maintenance capital expenditures, net of noncontrolling interest portion and reimbursable projects	(2)	(7)
Distributions from unconsolidated affiliates, net of earnings	14	3
Other, net	4	4
Distributable cash flow	$165	$140

DCP MIDSTREAM PARTNERS, LP
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
SEGMENT FINANCIAL RESULTS AND OPERATING DATA
(Unaudited)

	Three Months Ended
	March 31,
	2016	2015
	(Millions, except as indicated)
Natural Gas Services Segment:
Financial results:
Segment net income attributable to partners	$57	$51
Non-cash commodity derivative mark-to-market	45	45
Depreciation and amortization expense	29	26
Noncontrolling interest portion of depreciation and income tax	—	(1)
Adjusted segment EBITDA	$131	$121

Operating and financial data:
Natural gas throughput (MMcf/d)	2,725	2,631
NGL gross production (Bbls/d)	160,311	151,024
Operating and maintenance expense	$40	$40

NGL Logistics Segment:
Financial results:
Segment net income attributable to partners	$48	$37
Depreciation and amortization expense	2	2
Adjusted segment EBITDA	$50	$39

Operating and financial data:
NGL pipelines throughput (Bbls/d)	281,212	252,191
NGL fractionator throughput (Bbls/d)	60,759	51,992
Operating and maintenance expense	$5	$4

Wholesale Propane Logistics Segment:
Financial results:
Segment net income attributable to partners	$12	$25
Non-cash commodity derivative mark-to-market	—	(3)
Depreciation and amortization expense	1	1
Adjusted segment EBITDA	$13	$23

Operating and financial data:
Propane sales volume (Bbls/d)	20,805	30,614
Operating and maintenance expense	$3	$3

DCP MIDSTREAM PARTNERS, LP
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited)

	Three Months Ended
	March 31,
	2016		2015
	(Millions, except as indicated)
Reconciliation of Non-GAAP Financial Measures:
Distributable cash flow	$165		$140
Distributions declared	$121		$121
Distribution coverage ratio - declared	1.36	x	1.16	x

Distributable cash flow	$165		$140
Distributions paid	$121		$120
Distribution coverage ratio - paid	1.36	x	1.17	x

	Q215	Q315	Q415	Q116	Twelve months ended March 31, 2016
	(Millions, except as indicated)
Reconciliation of Non-GAAP Financial Measures:
Net (loss) income attributable to partners	$(2)	$71	$90	$72	$231
Maintenance capital expenditures, net of noncontrolling interest portion and reimbursable projects	(8)	(5)	(5)	(2)	(20)
Depreciation and amortization expense, net of noncontrolling interests	30	30	31	32	123
Non-cash commodity derivative mark-to-market	55	8	25	45	133
Distributions from unconsolidated affiliates, net of earnings	17	3	5	14	39
Goodwill impairment	49	33	—	—	82
Impact of minimum volume receipt for throughput commitment	2	4	(10)	3	(1)
Discontinued construction projects	1	—	9	—	10
Other, net	(3)	2	—	1	—
Distributable cash flow	$141	$146	$145	$165	$597
Distributions declared	$121	$120	$121	$121	$483
Distribution coverage ratio - declared	1.17x	1.22x	1.20x	1.36x	1.24x

Distributable cash flow	$141	$146	$145	$165	$597
Distributions paid	$121	$121	$120	$121	$483
Distribution coverage ratio - paid	1.17x	1.21x	1.21x	1.36x	1.24x